                                                                    Exhibit 99.1

FOR RELEASE 1:00 PM PDT
FEBRUARY 12, 2004


[WESTERN WIRELESS LOGO]


                                                    WESTERN WIRELESS CORPORATION
                                                    3650 131ST AVE. SE
                                                    Bellevue, WA 98075
                                                    (425) 586-8700

 WESTERN WIRELESS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003 FINANCIAL RESULTS


    BELLEVUE, WASH. (February 12, 2003) -- Western Wireless Corporation (NASDAQ:
WWCA), a leading provider of wireless communications services to rural America, announced today its operating results for the quarter and year ended December 31, 2003.

    "Western Wireless just completed a very exciting year," said John W. Stanton, Chairman and Chief Executive Officer of Western Wireless Corporation. "We added over a half-million customers on a consolidated basis, achieved excellent growth in both revenue and Adjusted EBITDA, and punctuated the year by reporting consolidated Net Income for the fourth quarter. In our domestic business we made excellent progress operationally, which allowed us to generate financial results in line with our targets for the year. We continued to strengthen our strategic position by entering into long-term roaming agreements with the three largest GSM operators, and took advantage of resurgent capital markets to further solidify our balance sheet."

    Stanton continued, "Our consolidated international operations continue to demonstrate outstanding progress. Internationally, we added more customers in the fourth quarter than any quarter in our history, and added over 450,000 customers for the year. We effectively managed our dramatic growth, allowing us to report $24.5 million in international Adjusted EBITDA for the year, our first year of positive consolidated Adjusted EBITDA for our international operations."

2003 HIGHLIGHTS

- Domestic Adjusted EBITDA reached $104.8 million for the fourth quarter and $420.2 million for the year, increases of 8% and 14%, respectively, from the prior year periods (see attached schedule of Adjustments to Reconcile Net Income (Loss) to Adjusted EBITDA).

- Domestic free cash flow for the year was $246.1 million, an increase of 19% over 2002 (see attached schedule of Adjustments to Reconcile Net Cash Provided By (Used In) Operating Activities to Free Cash Flow).

-       Domestic net subscriber additions for the quarter were 24,800.

- Western Wireless International achieved the second consecutive quarter of positive Adjusted EBITDA at $12.1 million for the fourth quarter, and the first full year of positive Adjusted EBITDA of $24.5 million.

- Net customer additions for Western Wireless International for the quarter were 174,500.

- Completed the sale of 12 million Class A shares during the fourth quarter, raising net proceeds of $227.3 million. Including asset sales, Western Wireless raised over $1 billion in capital during 2003.

- Western Wireless launched additional GSM roaming services during the fourth quarter and now serves the country's three largest GSM operators.

    Western Wireless reported consolidated total revenue of $413.6 million for the fourth quarter, a 36% increase over the fourth quarter of 2002. Consolidated net income for the quarter was $2.1 million or $0.02 per basic and diluted share. This compares to a net loss of $22.9 million, or $0.29 per basic and diluted share, for the fourth quarter of 2002. Consolidated Adjusted EBITDA increased to $116.9 million for the quarter, a 59% increase from the same quarter last year.

    DOMESTIC RESULTS

    Domestic results are highlighted by continued growth in revenue and Adjusted EBITDA and overall financial results that match Western Wireless' targets for the year. Subscriber revenue increased nearly 18% over the fourth quarter of 2002, to $182.9 million. Beginning with the third quarter of 2003, Western Wireless includes in subscriber revenue amounts collected from its customers for federal and state universal service fund assessments. The subsequent remittances to the universal service fund are recorded in general and administrative costs. The USF collections increased subscriber revenue by $6.2 million in the fourth quarter. Subscriber revenue per average subscriber for the quarter was $48.08, an increase of 10% over the fourth quarter of 2002. This amount includes $1.63 for the USF collections. Roamer revenue for the quarter was $53.4 million, a decline of less than 4% from the fourth quarter last year. Adjusted EBITDA for the fourth quarter was $104.8 million, an increase of 8% over last year. Net income and Adjusted EBITDA are not affected by the USF collections and remittances.

    Consistent gross subscriber additions and lower churn resulted in strong net subscriber additions during the quarter of 24,800. Churn during the fourth quarter averaged 2.1% per month. Western Wireless completed its acquisition of the Minnesota 10 Rural Service Area ("MN 10") and the Minneapolis/St. Paul Metro A-2 cellular licenses, as well as the Mankato-Fairmont and Rochester-Austin-Albert Lea Basic Trading Area (BTA) PCS licenses in December, which added 19,500 subscribers. Total subscribers at December 31, 2003 were 1,290,400.

    The average monthly cost of serving a subscriber (cost of service plus general and administrative expenses) was $23.37 per subscriber for the fourth quarter, an increase of 13% from the fourth quarter of 2002. However, this amount includes $1.63 attributable to the USF remittances. Cost per gross subscriber addition (or CPGA, determined by dividing the sum of sales and marketing costs and cost of equipment sales, reduced by equipment sales, by the number of gross subscriber additions for the quarter) was $418 for the quarter. Western Wireless includes digital handset subsidies incurred in retaining existing subscribers in its subscriber acquisition costs. Retention costs for the quarter included in CPGA were $60.

    Capital expenditures for the quarter were $72.1 million. For the year, capital expenditures totaled $174.1 million. At the end of the year, over 65% of the population in Western Wireless' service area had access to CDMA digital services. In addition, Western Wireless has completed its GSM/GPRS overlay on about 186 sites, or about 30% of its planned GSM/GPRS coverage, and is now providing GSM roaming services.

Over three-quarters of Western Wireless' subscribers now use digital services and over 80% of network minutes are digital.

    Western Wireless completed an offering of 12 million Class A shares in November 2003. The net proceeds from the offering were $227.3 million. Most of the proceeds, $175 million, have been used to reduce amounts outstanding under the domestic revolving credit facility, allowing Western Wireless to reduce total debt while maintaining the additional liquidity that the offering represents.

      Included in Western Wireless' domestic results for the fourth quarter is a gain from the adjustment of interest rate hedges to fair market value, in the amount of $12 million (recorded under other income (expense) as Other, net).

    INTERNATIONAL RESULTS

    Total revenue for Western Wireless International's ("WWI") six consolidated businesses was $165.2 million for the quarter, an increase of 97% over the fourth quarter of 2002. For the year, total revenue was $531.1 million, up 75% from $302.9 million in 2002. WWI's Austrian subsidiary, tele.ring, contributed $115.4 million to revenue of the consolidated international operations in the fourth quarter, compared to $53.6 million for the fourth quarter of 2002, an increase of 115%. Total revenue in tele.ring for the year was $369.2 million, up from $192.8 million in 2002. Adjusted EBITDA for the consolidated international operations for the quarter was $12.1 million, compared to an Adjusted EBITDA loss of $23.4 million for the fourth quarter of 2002. tele.ring's contribution to Adjusted EBITDA of the consolidated international operations was $10.2 million for the fourth quarter. This compares to an Adjusted EBITDA loss for tele.ring in the fourth quarter of 2002 of $17.5 million. Adjusted EBITDA for tele.ring for the year was $29.3 million, up from an Adjusted EBITDA loss of $23.5 million in 2002.

    Net post-paid and pre-paid customer additions for the international consolidated businesses totaled 174,500 for the quarter. Total customers at December 31, 2003 for the six consolidated businesses were 1,194,200. During the fourth quarter tele.ring added 116,600 mobile customers. tele.ring finished the quarter with 634,200 mobile customers, of which 78% were post-paid subscribers. WWI's Irish business, Meteor Mobile, added

24,600 customers during the quarter and ended the quarter with 180,600 customers. Virtually all of Meteor's customers are pre-paid. WWI also had 159,300 fixed line customers, primarily in its tele.ring operations in Austria.

    CONFERENCE CALL

    On February 12, 2004 at 1:30 p.m. PDT, Western Wireless will host a conference call to discuss fourth quarter and full year financial results. The dial-up number for the call is 888/323-9686. The access code is the phrase "Western Wireless". A separate dial-up replay number will be available beginning at 3:30 p.m. PDT on February 12, 2004 until midnight PDT on Thursday, February 19, 2004. The replay number is 888/473-0149 and the access code is 4703. Investors can also access the live conference call and the conference call replay, as well as view this press release, through the investor relations link on the Western Wireless website at www.wwireless.com.

    ABOUT WESTERN WIRELESS CORPORATION

    Western Wireless Corporation, located in Bellevue, Washington, serves over
1.2 million subscribers in 19 western states under the Cellular One(R) and Western Wireless(R) brand names. Through its subsidiaries and operating joint ventures, Western Wireless is licensed to offer service in eight foreign countries.


    This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company's plans, intentions and expectations. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. Such statements are inherently subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These factors include general economic and business conditions nationally, internationally and in the regions and countries in which we operate; demographic changes; technology changes; increased competition; changes in business strategy or development plans; our high leverage and our ability to access capital markets; our ability to attract and retain qualified personnel; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; our ability and the cost of acquiring additional spectrum licenses; and product liability and other claims asserted against us. A more extensive discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's public offering prospectuses and its reports filed with the Securities and Exchange Commission. Given these factors, investors and analysts should not place undue reliance on forward-looking statements.

FOR FURTHER INFORMATION CONTACT:

Investment Community:                              Media:
Steve Winslow                                      John Snyder
Western Wireless Corporation                       Snyder Investor Relations
(800) 261-5960                                     (206) 262-0291
steve.winslow@wwireless.com                        jsnyder@snyderir.com

                          WESTERN WIRELESS CORPORATION
                     Consolidating Statements of Operations
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                            THREE MONTHS ENDED DECEMBER 31, 2003             THREE MONTHS ENDED DECEMBER 31, 2002
                                       --------------------------------------------       ------------------------------------------
                                          DOMESTIC     INTERNATIONAL   CONSOLIDATED       DOMESTIC     INTERNATIONAL   CONSOLIDATED
                                       ------------    ------------    ------------    ------------    ------------    ------------
Revenues:
      Subscriber revenues              $    182,945    $    132,966    $    315,911    $    155,496    $     56,643    $    212,139
      Roamer revenues                        53,407           9,991          63,398          55,527           7,554          63,081
      Fixed line revenues                                    13,236          13,236                          14,495          14,495
      Equipment sales                        11,648           5,511          17,159          10,727           3,401          14,128
      Other revenues                            411           3,478           3,889            (390)          1,575           1,185
                                       ------------    ------------    ------------    ------------    ------------    ------------
          Total revenues                    248,411         165,182         413,593         221,360          83,668         305,028
                                       ------------    ------------    ------------    ------------    ------------    ------------

Operating expenses:
      Cost of service (exclusive
          of depreciation and
          accretion included below)          43,275          70,396         113,671          39,312          50,178          89,490
      Cost of equipment sales                22,939          26,727          49,666          21,659          14,461          36,120
      General and administrative             45,631          22,237          67,868          34,298          18,321          52,619
      Sales and marketing                    31,770          33,759          65,529          29,005          24,073          53,078
      Depreciation, amortization
        and accretion                        42,183          21,794          63,977          48,030          14,008          62,038
      Asset dispositions                                                                     15,000                          15,000
      Stock based compensation, net           2,182           8,763          10,945           1,328                           1,328
                                       ------------    ------------    ------------    ------------    ------------    ------------
          Total operating expenses          187,980         183,676         371,656         188,632         121,041         309,673
                                       ------------    ------------    ------------    ------------    ------------    ------------

Other income (expense):
      Interest and financing
        expense, net                        (24,518)        (14,912)        (39,430)        (26,319)        (13,519)        (39,838)
      Equity in net income
        (loss) of unconsolidated
        affiliates, net of tax                  (30)          1,231           1,201            (170)            (16)           (186)
      Other, net                             10,750             669          11,419           2,396           1,270           3,666
                                       ------------    ------------    ------------    ------------    ------------    ------------
          Total other expense               (13,798)        (13,012)        (26,810)        (24,093)        (12,265)        (36,358)
                                       ------------    ------------    ------------    ------------    ------------    ------------

Minority interests in net
  loss of consolidated subsidiaries                             521             521                           1,111           1,111
                                                       ------------    ------------                    ------------    ------------

Income (loss) from continuing
  operations before provision
  for income taxes                           46,633         (30,985)         15,648           8,635         (48,527)        (39,892)

Provision for income taxes                  (10,941)         (2,623)        (13,564)         (6,586)           (686)         (7,272)
                                       ------------    ------------    ------------    ------------    ------------    ------------

Income (loss) from continuing
  operations before cumulative
  change in accounting principle             35,692         (33,608)          2,084           2,049         (49,213)        (47,164)
                                                                                       ------------    ------------    ------------

Discontinued operations:
      Income from discontinued
        operations                                                                                              328             328
      Gain (loss) on sale of
        discontinued operations                                                                (721)         24,624          23,903
                                                                                       ------------    ------------    ------------
          Total discontinued
            operations                                                                         (721)         24,952          24,231
                                       ------------    ------------    ------------    ------------    ------------    ------------
          Net income (loss)            $     35,692    $    (33,608)   $      2,084    $      1,328    $    (24,261)   $    (22,933)
                                       ============    ============    ============    ============    ============    ============

Basic income (loss) per share:
      Continuing operations                                            $       0.02                                    $      (0.60)
      Discontinued operations                                                                                                  0.31
                                                                       ------------                                    ------------
Basic income (loss) per share                                          $       0.02                                    $      (0.29)
                                                                       ============                                    ============

Diluted income (loss) per share:
      Continuing operations                                            $       0.02                                    $      (0.60)
      Discontinued operations                                                                                                  0.31
                                                                       ------------                                    ------------
Diluted income (loss) per share                                        $       0.02                                    $      (0.29)
                                                                       ============                                    ============

Weighted average shares outstanding:
      Basic                                                              87,129,000                                      78,969,000
                                                                       ============                                    ============
      Diluted                                                            89,242,000                                      78,969,000
                                                                       ============                                    ============
Adjusted EBITDA (1)                    $    104,796    $     12,063    $    116,859    $     97,086    $    (23,365)   $     73,721
                                       ============    ============    ============    ============    ============    ============



(1) See "Adjustments To Reconcile Net Income (Loss) To Adjusted EBITDA"

                          WESTERN WIRELESS CORPORATION
                     Consolidating Statements of Operations
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                           TWELVE MONTHS ENDED DECEMBER 31, 2003           TWELVE MONTHS ENDED DECEMBER 31, 2002
                                      ------------------------------------------       ------------------------------------------
                                        DOMESTIC    INTERNATIONAL    CONSOLIDATED      DOMESTIC     INTERNATIONAL    CONSOLIDATED
                                     -----------    -------------    ------------    ------------   -------------    ------------
Revenues:
     Subscriber revenues             $    706,307    $    401,228    $  1,107,535    $    609,406    $    201,280    $    810,686
     Roamer revenues                      217,397          45,634         263,031         228,878          29,057         257,935
     Fixed line revenues                                   56,613          56,613                          55,751          55,751
     Equipment sales                       43,905          15,704          59,609          41,937          11,695          53,632
     Other revenues                         2,628          11,908          14,536           3,483           5,123           8,606
                                     ------------    ------------    ------------    ------------    ------------    ------------
         Total revenues                   970,237         531,087       1,501,324         883,704         302,906       1,186,610
                                     ------------    ------------    ------------    ------------    ------------    ------------

Operating expenses:
     Cost of service (exclusive
         of depreciation and
         accretion included below)        170,499         252,154         422,653         176,584         184,107         360,691
     Cost of equipment sales               88,178          72,801         160,979          79,162          39,487         118,649
     General and administrative           173,587          83,272         256,859         144,666          72,182         216,848
     Sales and marketing                  117,729          98,364         216,093         115,678          65,874         181,552
     Depreciation, amortization
       and accretion                      200,438          71,851         272,289         194,003          46,484         240,487
     Asset dispositions                     7,640                           7,640          21,304                          21,304
     Stock based compensation, net          2,182           8,763          10,945           1,328          (5,450)         (4,122)
                                     ------------    ------------    ------------    ------------    ------------    ------------
         Total operating expenses         760,253         587,205       1,347,458         732,725         402,684       1,135,409
                                     ------------    ------------    ------------    ------------    ------------    ------------

Other income (expense):
     Interest and financing
       expense, net                       (99,351)        (59,218)       (158,569)       (110,080)        (46,611)       (156,691)
     Equity in net income (loss)
       of unconsolidated
       affiliates, net of tax                (400)          3,150           2,750            (678)          4,897           4,219
     Gain (loss) on sale of
       Croatian joint venture              (1,574)         42,093          40,519
     Loss on extinquishment
        of debt                           (16,910)         (4,310)        (21,220)
     Other, net                            16,147          (1,306)         14,841             993            (180)            813
                                     ------------    ------------    ------------    ------------    ------------    ------------
         Total other expense             (102,088)        (19,591)       (121,679)       (109,765)        (41,894)       (151,659)
                                     ------------    ------------    ------------    ------------    ------------    ------------

Minority interests in net
  loss of consolidated
  subsidiaries                                              4,717           4,717                           8,408           8,408
                                     ------------    ------------    ------------    ------------    ------------    ------------

Income (loss) from continuing
  operations before provision for
  income taxes and cumulative
  change in accounting principle          107,896         (70,992)         36,904          41,214        (133,264)        (92,050)

Provision for income taxes                (30,290)         (4,721)        (35,011)       (120,687)         (2,583)       (123,270)
                                     ------------    ------------    ------------    ------------    ------------    ------------

Income (loss) from continuing
  operations before cumulative
  change in accounting principle           77,606         (75,713)          1,893         (79,473)       (135,847)       (215,320)
                                                                                     ------------    ------------    ------------

Discontinued operations:
     Income from discontinued
       operations                                                                                           5,736           5,736
     Gain (loss) on sale of
       discontinued operations                                                               (721)         24,624          23,903
                                                                                     ------------    ------------    ------------
         Total discontinued
           operations                                                                        (721)         30,360          29,639

Cumulative change in
  accounting principle                     (1,189)         (1,042)         (2,231)
                                     ------------    ------------    ------------    ------------    ------------    ------------
         Net income (loss)           $     76,417    $    (76,755)   $       (338)   $    (80,194)   $   (105,487)   $   (185,681)
                                     ============    ============    ============    ============    ============    ============

Basic income (loss) per share:
     Continuing operations
         before cumulative change
         in accounting principle                                     $       0.02                                    $      (2.73)
     Discontinued operations                                                                                                 0.38
     Cumulative change in
         accounting principle                                               (0.02)
                                                                     ------------                                    ------------
Basic income (loss) per share                                        $       0.00                                    $      (2.35)
                                                                     ============                                    ============

Diluted income (loss) per share:
     Continuing operations before
         cumulative change in
         accounting principle                                        $       0.02                                    $      (2.73)
     Discontinued operations                                                                                                 0.38
     Cumulative change in
       accounting principle                                                 (0.02)
                                                                     ------------                                    ------------
Diluted income (loss) per share                                      $       0.00                                    $      (2.35)
                                                                     ============                                    ============

Weighted average shares
  outstanding:
     Basic                                                             81,248,000                                      78,955,000
                                                                     ============                                    ============
     Diluted                                                           81,248,000                                      78,955,000
                                                                     ============                                    ============

Adjusted EBITDA (1)                  $    420,244    $     24,496    $    444,740    $    367,614    $    (58,744)   $    308,870
                                     ============    ============    ============    ============    ============    ============

(1) See "Adjustments To Reconcile Net Income (Loss) To Adjusted EBITDA"

                          WESTERN WIRELESS CORPORATION
          ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO ADJUSTED EBITDA
                             (dollars in thousands)

                                                                         THREE MONTHS ENDED DECEMBER 31,
                                               -------------------------------------------------------------------------------------
                                                                2003                                        2002
                                               ------------------------------------------    ---------------------------------------
                                                DOMESTIC     INTERNATIONAL   CONSOLIDATED    DOMESTIC   INTERNATIONAL   CONSOLIDATED
                                                --------     -------------   ------------    --------   -------------   ------------
Net income (loss)                              $  35,692      $ (33,608)     $   2,084      $   1,328      $ (24,261)     $ (22,933)
Depreciation, amortization and accretion          42,183         21,794         63,977         48,030         14,008         62,038
Asset dispositions                                                                             15,000                         15,000
Stock based compensation, net                      2,182          8,763         10,945          1,328                          1,328
Interest and financing expense, net               24,518         14,912         39,430         26,319         13,519         39,838
Equity in net (income) loss of unconsolidated
affiliates, net of tax and other, net            (10,720)        (1,900)       (12,620)        (2,226)        (1,254)        (3,480)
(Gain) loss on sale of joint venture
Loss on extinguishment of debt
Minority interests in net loss of
consolidated subsidiaries                                          (521)          (521)                       (1,111)        (1,111)
Provision for income taxes                        10,941          2,623         13,564          6,586            686          7,272
Discontinued operations                                                                           721        (24,952)       (24,231)
Cumulative change in accounting principle
                                               ---------      ---------      ---------      ---------      ---------      ---------
Adjusted EBITDA (1)                            $ 104,796      $  12,063      $ 116,859      $  97,086      $ (23,365)     $  73,721
                                               =========      =========      =========      =========      =========      =========


                                                                        TWELVE MONTHS ENDED DECEMBER 31,
                                               -------------------------------------------------------------------------------------
                                                                 2003                                         2002
                                               -----------------------------------------    ----------------------------------------
                                                DOMESTIC     INTERNATIONAL   CONSOLIDATED    DOMESTIC    INTERNATIONAL  CONSOLIDATED
                                               --------      -------------   ------------    --------      ------------ ------------
Net income (loss)                              $  76,417      $ (76,755)     $    (338)     $ (80,194)     $(105,487)     $(185,681)
Depreciation, amortization and accretion         200,438         71,851        272,289        194,003         46,484        240,487
Asset dispositions                                 7,640                         7,640         21,304                        21,304
Stock based compensation, net                      2,182          8,763         10,945          1,328         (5,450)        (4,122)
Interest and financing expense, net               99,351         59,218        158,569        110,080         46,611        156,691
Equity in net (income) loss of unconsolidated
affiliates, net of tax and other, net            (15,747)        (1,844)       (17,591)          (315)        (4,717)        (5,032)
(Gain) loss on sale of joint venture               1,574        (42,093)       (40,519)
Loss on extinguishment of debt                    16,910          4,310         21,220
Minority interests in net loss of consolidated
subsidiaries                                                     (4,717)        (4,717)                       (8,408)        (8,408)
Provision for income taxes                        30,290          4,721         35,011        120,687          2,583        123,270
Discontinued operations                                                                           721        (30,360)       (29,639)
Cumulative change in accounting principle          1,189          1,042          2,231
                                               ---------      ---------      ---------      ---------      ---------      ---------
Adjusted EBITDA (1)                            $ 420,244      $  24,496      $ 444,740      $ 367,614      $ (58,744)     $ 308,870
                                               =========      =========      =========      =========      =========      =========


(1) EBITDA is a non-GAAP financial measure generally defined as net income
    (loss) before interest, taxes, depreciation and amortization. We use the non-GAAP financial measure "Adjusted EBITDA" which further excludes the following items: (i) accretion; (ii) asset dispositions; (iii) stock based compensation, net; (iv) equity in net (income) loss of unconsolidated affiliates, net of tax and other, net; (v) (gain) loss on sale of joint venture; (vi) loss on extinguishment of debt; (vii) minority interests in net loss of consolidated subsidiaries; (vii) discontinued operations; and
    (ix) cumulative change in accounting principle. Each of these items is presented in our Consolidating Statements of Operations.


        Other companies in the wireless industry may define Adjusted EBITDA in a different manner or present other varying financial measures, and, accordingly, the Company's presentation may not be comparable to other similarly titled measures of other companies. The Company's caluclation of Adjusted EBITDA is also not directly comparable to EBIT (earnings before interest and taxes) or a EBITDA.

    The Company views Adjusted EBITDA as an operating performance measure and, as such, believes that the GAAP financial measure most directly comparable to Adjusted EBITDA is net income (loss). The Company has presented Adjusted EBITDA because this financial measure, in combination with other financial measures, is an integral part of the Company's internal reporting system utilized by management to assess and evaluate the performance of its business. Adjusted EBITDA is also considered a significant performance measure. It is used by management as a measurement of the Company's success in obtaining, retaining and servicing customers by reflecting the Company's ability to generate subscriber revenue while providing a high level of customer service in a cost effective manner. The components of Adjusted EBITDA include the key revenue and expense items for which the Company's operating managers are responsible and upon which the Company evaluates their performance.

    Adjusted EBITDA is consistent with certain financial measures used in the Company's Credit Facility and 9.250% Senior Notes due 2013. Such financial measures are key components of several negative covenants including, among others, the limitation on investments and acquisitions and the limitation on distributions and dividends.

    Adjusted EBITDA should not be construed as an alternative to net income
(loss), as determined in accordance with GAAP, as an alternative to cash flows from operating activities, as determined in accordance with GAAP, or as a measure of liquidity. The Company believes Adjusted EBITDA is useful to investors as a means to evaluate the Company's operating performance prior to financing costs, deferred tax charges, non-cash depreciation and amortization expense and certain other non-cash charges. Although Adjusted EBITDA may be defined differently by other companies in the wireless industry. the Company believes that Adjusted EBITDA provides some commonality of measurement in analyzing operating performance of companies in the wireless industry.

                          WESTERN WIRELESS CORPORATION
        ADJUSTMENTS TO RECONCILE NET CASH PROVIDED BY (USED IN) OPERATING
                          ACTIVITIES TO FREE CASH FLOW
                             (dollars in thousands)

                                                                      THREE MONTHS ENDED DECEMBER 31,
                                            --------------------------------------------------------------------------------------
                                                             2003                                           2002
                                            -----------------------------------------    -----------------------------------------
                                             DOMESTIC    INTERNATIONAL   CONSOLIDATED     DOMESTIC    INTERNATIONAL   CONSOLIDATED
                                            ----------   -------------   ------------     --------    -------------   ------------
Net cash provided by (used in)
  operating activities                      $  71,726      $   9,510      $  81,236      $  55,913      $ (27,098)     $  28,815
Purchase of property and equipment            (72,105)       (30,296)      (102,401)       (54,524)       (25,446)       (79,970)
Interest and financing expense, net            24,518         14,912         39,430         26,319         13,519         39,838
Non-cash interest                                             (2,723)        (2,723)                       (2,736)        (2,736)
Interest allocation                            10,803        (10,803)                        9,742         (9,742)
Changes in operating assets and
  liabilities                                  (1,077)        (4,533)        (5,610)         5,030          1,914          6,944
Cash paid for taxes                                             2,623          2,623                          686            686
Other, net                                     (1,174)         3,077          1,903             82             92            174
                                            ---------      ---------      ---------      ---------      ---------      ---------
      Free cash flow (1)                    $  32,691      $ (18,233)     $  14,458      $  42,562      $ (48,811)     $  (6,249)
                                            =========      =========      =========      =========      =========      =========

Net cash used in investing activities                                     $(121,189)                                   $ (54,026)
                                                                          =========                                    =========

Net cash provided by financing
  activities                                                              $  53,272                                    $  51,163
                                                                          =========                                    =========


                                                                         TWELVE MONTHS ENDED DECEMBER 31,
                                            --------------------------------------------------------------------------------------
                                                            2003                                         2002
                                            -----------------------------------------     ----------------------------------------
                                             DOMESTIC    INTERNATIONAL   CONSOLIDATED     DOMESTIC    INTERNATIONAL   CONSOLIDATED
                                            ----------   -------------   ------------     --------    -------------   ------------
Net cash provided by (used in)
  operating activities                      $ 293,582      $  30,513      $ 324,095      $ 229,405      $ (83,545)     $ 145,860
Purchase of property and equipment           (174,147)       (75,910)      (250,057)      (160,676)      (139,752)      (300,428)
Interest and financing expense, net            99,351         59,218        158,569        110,080         46,611        156,691
Non-cash interest                                            (10,633)       (10,633)                       (7,407)        (7,407)
Interest allocation                            42,183        (42,183)                       36,248        (36,248)
Changes in operating assets and
  liabilities                                 (10,991)       (16,228)       (27,219)        (2,306)        18,673         16,367
Cash paid for taxes                                            4,721          4,721                         2,583          2,583
Other, net                                     (3,881)          (912)        (4,793)        (5,813)           589         (5,224)
                                            ---------      ---------      ---------      ---------      ---------      ---------
      Free cash flow (1)                    $ 246,097      $ (51,414)     $ 194,683      $ 206,938      $(198,496)     $   8,442
                                            =========      =========      =========      =========      =========      =========

Net cash used in investing activities                                     $(180,619)                                   $(304,326)
                                                                          =========                                    =========

Net cash provided by (used in)
  financing activities                                                    $ (84,860)                                   $ 171,726
                                                                          =========                                    =========


(1) Free cash flow is a non-GAAP financial measure which the Company defines as net cash provided by (used in) operating activities; (i) less purchase of property and equipment and non-cash interest; (ii) adding back interest and financing expense, net;

    The Company views free cash flow as a liquidity measure and, as such, believes that the GAAP financial measure most directly comparable to free cash flow is net cash provided by (used in) operating activities. The Company has presented free cash flow because this financial measure, in combination with other financial measures, is an integral part of the Company's internal reporting system. The Company believes the ability of a company in the wireless industry to generate positive free cash flow has a positive impact on shareholder value. Free cash flow provides an important measurement of the cash generated by the Company after capital reinvestment in its business and is an indicator of the Company's ability to service its long-term debt and other corporate cash requirements. Free cash flow does not include expenditures for domestic taxes as the Company currently has significant accumulated net operating losses and does not believe it will pay cash domestic income taxes in the near future.

    Free cash flow should not be construed as an alternative to net income
(loss), as determined in accordance with GAAP, or as an alternative to net cash provided by (used in) operating activities, as determined in accordance with GAAP. The Company believes free cash flow is useful to investors as a means to evaluate the cash-generating capabilities of the Company, as a recurring capital expenditures are required in the wireless industry to sustain its subscriber base and revenue growth. Further, the Company considers trends in free cash flow when making decisions regarding the allocation of financial resources.

                          WESTERN WIRELESS CORPORATION
                     SELECTED DOMESTIC OPERATING STATISTICS

                                                               AS OF AND FOR THE
                                                         THREE MONTHS ENDED DECEMBER 31,
                                                      -----------------------------------
                                                           2003                 2002
                                                      --------------      ---------------
Licensed population(1)                                    11,130,000           10,582,000

Subscribers                                                1,290,400            1,197,800

Average monthly subscriber revenue(2)                $         48.08      $         43.67

Average monthly service revenue(3)                   $         62.23      $         59.15

Average monthly cost of serving a subscriber:(4)
- per subscriber                                     $         23.37      $         20.67
- per minute of use                                  $         0.041      $         0.044

Cost per gross subscriber addition(5)                $           418      $           405

Churn                                                            2.1%                 2.2%

Subscriber minutes of use                                        491                  398

Capital expenditures (000's)                         $        72,105      $        54,524

(1) Population is estimated based upon 2003 Claritas, Inc. estimates and is adjusted by Western Wireless by applying Claritas's positive and negative growth factors.

(2) Average monthly subscriber revenue is determined by dividing subscriber revenue for the period by average subscribers for the period (the sum of beginning subscribers and ending subscribers, divided by two), and dividing that result by the number of months in the period.

(3) Average monthly service revenue is determined by dividing service revenues for the period by average subscribers for the period and dividing that result by the number of months in the period. Service revenues include subscriber, roamer and other revenues.

(4) Average monthly cost of serving a subscriber is determined by dividing total service costs (cost of service plus general and administrative expense) by average subscribers for the period, and dividing that result by the number of months in the period.

(5) Cost per gross subscriber addition is determined by dividing the sum of sales and marketing costs and cost of equipment sales, reduced by equipment sales, by the number of gross subscriber additions for the period.